Exhibit (h)(39) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

SCHEDULE A

Amended and Restated as of October 21, 2008

SEPARATE ACCOUNTS AND FUNDS

Name of Separate Account	Name of Contract Funded by Separate Account	Added
Sun Life of Canada (U.S.) Variable Account F	Sun Life Financial Masters Choice Sun Life Financial Masters Flex Sun Life Financial Masters Extra Sun Life Financial Masters Access	January 1, 2008

Applicable Fund	CUSIP	Added
Huntington VA Income Equity Fund	446771107	January 1, 2008
Huntington VA Growth Fund	446771206	January 1, 2008
Huntington VA Dividend Capture Fund	446771305	January 1, 2008
Huntington VA Mid Corp America Fund	446771503	January 1, 2008
Huntington VA New Economy Fund	446771602	January 1, 2008
Huntington VA Rotating Markets Fund	446771701	January 1, 2008
Huntington VA Macro 100 Fund	446771875	January 1, 2008
Huntington VA Mortgage Securities Fund	446771867	January 1, 2008
Huntington VA International Equity Fund	446771800	January 1, 2008
Huntington VA Situs Fund	446771883	January 1, 2008
Huntington VA Real Strategies Fund	446327215	January 1, 2008
Huntington VA Balanced Fund	446327165	May 1, 2009

This Schedule A, amended and restated as of October 21, 2008, is hereby incorporated and made part of the Participation Agreement dated January 1, 2008 by and among the parties named below (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.

Witness the due execution hereof this 24th day of February, 2009.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) on its behalf and on behalf of each Separate Account named in this Schedule A, as may be amended from time to time.	EDGEWOOD SERVICES, INC.
By: /s/ Susan Lazzo /s/ Sandra DaDalt	By: /s/ Charles L. Davis. Jr.
Name: Susan Lazzo Sandra DaDalt	Name: Charles L. Davis, Jr.
Its: Authorized Signer	Its: President

THE HUNTINGTON FUNDS on its behalf and on behalf of each Fund named in this Schedule A, as may be amended from time to time:	HUNTINGTON ASSET ADVISORS, INC.

By: /s/ George M. Polatas	By: /s/ B. Randolph Bateman
Name: George M. Polatas	Name: B. Randolph Bateman
Its: Vice President	Its: President